L.L. BRADFORD

Certified Public Accountants & Consultants


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the use in the Annual Report on Form
10-K of our report dated July 10, 2013 with respect to the relating to the financial statements of Whoopass Poker
Corporation.




/s/ L.L. Bradford & Company, LLC

Las Vegas, Nevada

July 19, 2013